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EXHIBIT 5.1
                              OPINION RE: LEGALITY

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                              Lillick & Charles LLP
                                Attorneys at Law
                             Two Embarcadero Center
                          San Francisco, CA 94111-3996
                                 (415) 984-8200




                                December 20, 2000

Central Valley Community Bancorp
600 Pollasky Avenue
Clovis, California 93612

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 filed by Central Valley Community Bancorp ("Central Valley") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 195,837 shares of Central Valley Common Stock, no par value, (the "Shares") to be issued in connection with the grant and exercise of options under the Central Valley Community Bancorp 2000 Stock Option Plan (the "Stock Option Plan"):

         We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Stock Option Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and any amendments thereto, and the use of our name under the caption "Legal Matters" in the Registration Statement, and any amendments thereto, and in the Prospectus included therein.

                                                Very truly yours,

                                                /s/ Lillick & Charles LLP

                                                LILLICK & CHARLES LLP